Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2022 FOURTH QUARTER AND FULL YEAR RESULTS

$320 Million Pretax Profit in Fiscal 2022 a 68% Year-over-Year Increase

Gross Margin Percentage Increased 290 Basis Points Year-over-Year for Full Year

Full Year Interest Expense as Percent of Total Revenue Declined 130 Basis Points Year-over-Year

MATAWAN, NJ, December 8, 2022 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal fourth quarter and year ended October 31, 2022.

RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED OCTOBER 31, 2022:

●

Total revenues increased 8.9% to $886.8 million in the fourth quarter of fiscal 2022, compared with $814.3 million in the same quarter of the prior year. For the year ended October 31, 2022, total revenues were $2.92 billion compared with $2.78 billion in the prior year.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 19.6% for the three months ended October 31, 2022 compared with 19.4% during the same period a year ago. During fiscal 2022, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 21.5%, an increase of 290 basis points, compared with 18.6% in the prior fiscal year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, increased 140 basis points to 24.2% during the fiscal 2022 fourth quarter compared with 22.8% in last year’s fourth quarter. For the year ended October 31, 2022, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 25.0%, up 320 basis points, compared with 21.8% in the previous fiscal year.

●

Total SG&A was $80.9 million, or 9.1% of total revenues, in the fourth quarter of fiscal 2022 compared with $70.0 million, or 8.6% of total revenues, in the previous year’s fourth quarter. During fiscal 2022, total SG&A was $296.2 million, or 10.1% of total revenues, compared with $276.6 million, or 9.9% of total revenues, in the same period of the prior fiscal year.

●

Total interest expense as a percent of total revenues improved by 30 basis points to 4.4% for the fourth quarter of fiscal 2022 compared with 4.7% during the fourth quarter of fiscal 2021. For fiscal 2022, total interest expense as a percent of total revenues improved 130 basis points to 4.5% compared with 5.8% in the previous fiscal year.

●

Income before income taxes for the fourth quarter of fiscal 2022 increased 18.1% to $91.5 million compared with $77.4 million in the fourth quarter of the prior fiscal year. For fiscal 2022, income before income taxes increased 68.4% to $319.8 million compared with $189.9 million during the prior fiscal year.

●

Net income was $55.6 million, or $7.24 per diluted common share, for the three months ended October 31, 2022 compared with net income of $52.5 million, or $7.41 per diluted common share, in the fourth quarter of the previous fiscal year. For fiscal 2022, net income was $225.5 million, or $29.00 per diluted common share, compared with net income, including the $468.6 million benefit from the valuation allowance reduction, of $607.8 million, or $85.86 per diluted common share, during fiscal 2021.

●

Consolidated contract dollars in the fourth quarter of fiscal 2022 declined 48.0% to $343.7 million (602 homes) compared with $660.4 million (1,263 homes) in the same quarter last year. Contract dollars, including domestic unconsolidated joint ventures(1), for the three months ended October 31, 2022 declined to $412.9 million (703 homes) compared with $749.5 million (1,389 homes) in the fourth quarter of fiscal 2021.

●

Consolidated contract dollars in fiscal 2022 were $2.47 billion (4,477 homes) compared with $2.89 billion (6,023 homes) last year. Contract dollars, including domestic unconsolidated joint ventures(1), for the year ended October 31, 2022 were $2.81 billion (4,965 homes) compared with $3.30 billion (6,687 homes) in fiscal 2021.

●

Consolidated contracts per community were 5.0 for the fourth quarter ended October 31, 2022 compared to 10.2 contracts per community in last year’s fourth quarter. Contracts per community, including domestic unconsolidated joint ventures, decreased to 5.3 contracts per community for the fourth quarter of fiscal 2022 compared with 9.9 contracts per community for the fourth quarter of fiscal 2021.

●

As of the end of fiscal 2022, consolidated community count was 121 communities, compared with 124 communities on October 31, 2021. Community count, including domestic unconsolidated joint ventures, was 133 as of October 31, 2022, compared with 140 communities at the end of the previous year.

●

The dollar value of consolidated contract backlog, as of October 31, 2022, decreased 22.6% to $1.27 billion compared with $1.64 billion as of October 31, 2021. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of October 31, 2022, decreased 20.0% to $1.50 billion compared with $1.88 billion as of October 31, 2021.

●

Sale of homes revenues increased 11.2% to $866.6 million (1,599 homes) in the fiscal 2022 fourth quarter compared with $779.6 million (1,703 homes) in the previous year’s fourth quarter. During the fiscal 2022 fourth quarter, sale of homes revenues, including domestic unconsolidated joint ventures, increased to $981.2 million (1,779 homes) compared with $860.9 million (1,839 homes) during the fourth quarter of fiscal 2021.

●

For fiscal 2022, sale of homes revenues were $2.84 billion (5,538 homes) compared with $2.67 billion (6,204) homes in the previous year. For fiscal 2022, sale of homes revenues, including domestic unconsolidated joint ventures, were $3.18 billion (6,090 homes) compared with $3.02 billion (6,793 homes) during fiscal 2021.

●

The beginning backlog cancellation rate for consolidated contracts increased to 13% for the fourth quarter ended October 31, 2022 compared with 6% in the fiscal 2021 fourth quarter. The beginning backlog cancellation rate for contracts including domestic unconsolidated joint ventures was 12% for the fourth quarter of fiscal 2022 compared with 6% in the fourth quarter of the prior year. The historical average consolidated beginning backlog cancellation rate since fiscal 2013 is 13%.

●

The gross contract cancellation rate for consolidated contracts increased to 41% for the fourth quarter ended October 31, 2022 compared with 15% in the fiscal 2021 fourth quarter. The gross contract cancellation rate for contracts including domestic unconsolidated joint ventures was 39% for the fourth quarter of fiscal 2022 compared with 14% in the fourth quarter of the prior year.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF OCTOBER 31, 2022:

●

During the fourth quarter of fiscal 2022, land and land development spending was $205.2 million compared with $167.1 million in the same quarter one year ago. For fiscal 2022, land and land development spending was $759.3 million compared with $698.3 million one year ago.

●

After early retirement of $100 million of senior secured notes in the second quarter of fiscal 2022, total liquidity as of October 31, 2022 was $457.3 million, significantly above our targeted liquidity range of $170 million to $245 million.

●	In the fourth quarter of fiscal 2022, approximately 3,200 lots were put under option or acquired in 23 consolidated communities.

●

As of October 31, 2022, the total controlled consolidated lots were 31,518 an increase compared with 30,874 lots at the end of the fourth quarter of the previous year and a decrease compared to 31,913 lots on July 31, 2022. Based on trailing twelve-month deliveries, the current position equaled a 5.7 years’ supply.

COMMENTS FROM MANAGEMENT:

“We are pleased with the strong performance for our fourth quarter and fiscal year. We exceeded our full year guidance for adjusted pretax income and adjusted EBITDA. Our strong performance in fiscal 2022 was partially the result of deliveries which were contracted during a time when demand for new homes was much stronger than it is today,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “The current level of demand for new homes is significantly lower and continues to be burdened by high levels of inflation, a sharp increase in mortgage rates and concerns about an economic recession.”

“Given the strong margins in our large fourth quarter backlog and to minimize any potential disruption to those deliveries and margins, we were not aggressive with concessions on new contracts during the fourth quarter. Additionally, to eliminate the risk of further mortgage rate increases, consumers are seeking homes where they can close quickly. In response to that demand, we ended the year with 5.6 quick move in homes per community, compared to 3.2 at the end of the third quarter and our long-term average of 4.4 quick move in homes per community. Therefore, we felt it was prudent to postpone larger incentives until the increased level of quick move in homes we started during the third and fourth quarter were closer to being completed. Now that the fourth quarter is behind us and because of the progress we have made on constructing additional quick move in homes, we are now becoming more aggressive in our attempts to find the market price that will spur demand in each of our markets.”

“During a period of declining housing demand, it is important that we focus on preserving liquidity. We ended our fiscal year with $457 million of liquidity, significantly above the $245 million high end of our target range. We remain committed to strengthening our balance sheet and intend to revisit our debt retirement initiatives once market conditions improve. Despite the near-term uncertainty in the housing market, we believe that the long-term fundamentals remain intact and as the economy and mortgage market reach stability, it should lead to a more robust housing market that returns sales pace per community to more normalized levels,” concluded Mr. Hovnanian.

SEGMENT CHANGE/RECLASSIFICATION

Historically, the Company had seven reportable segments consisting of six homebuilding segments (Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West) and its financial services segment. During the fourth quarter of fiscal 2022, we reevaluated our reportable segments as a result of changes in the business and our management thereof. In particular, we considered the fact that, since our segments were last established, the Company had exited the Minnesota, North Carolina, and Tampa markets and is currently in the process of exiting the Chicago market. As a result, we realigned our homebuilding operating segments and determined that, in addition to our financial services segment, we now have three reportable homebuilding segments comprised of (1) Northeast, (2) Southeast and (3) West. All prior period amounts related to the segment change have been retrospectively reclassified to conform to the new presentation.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2022 fourth quarter financial results conference call at 11:00 a.m. E.T. on Thursday, December 8, 2022. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss on extinguishment of debt, net (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income, which is defined as income before income taxes excluding land-related charges and loss on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted pretax income to income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $326.2 million of cash and cash equivalents, $6.1 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of October 31, 2022.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) increases in inflation; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; (26) the outbreak and spread of COVID-19 and the measures that governments, agencies, law enforcement and/or health authorities implement to address it, as well as continuing macroeconomic effects of the pandemic; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2022 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
October 31, 2022
Statements of consolidated operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Total revenues	$886,788	$814,348	$2,922,231	$2,782,857
Costs and expenses (1)	800,422	732,742	2,624,716	2,598,097
Loss on extinguishment of debt, net	-	(3,442)	(6,795)	(3,748)
Income (loss) from unconsolidated joint ventures	5,114	(719)	29,033	8,849
Income before income taxes	91,480	77,445	319,753	189,861
Income tax provision (benefit)	35,847	24,965	94,263	(417,956)
Net income	55,633	52,480	225,490	607,817
Less: preferred stock dividends	2,668	-	10,675	-
Net income available to common stockholders	$52,965	$52,480	$214,815	$607,817

Per share data:
Basic:
Net income per common share	$7.55	$7.53	$30.31	$87.50
Weighted average number of common shares outstanding	6,478	6,360	6,437	6,287
Assuming dilution:
Net income per common share	$7.24	$7.41	$29.00	$85.86
Weighted average number of common shares outstanding	6,750	6,467	6,728	6,395

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
October 31, 2022
Reconciliation of income before income taxes excluding land-related charges and loss on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Income before income taxes	$91,480	$77,445	$319,753	$189,861
Inventory impairments and land option write-offs	12,239	363	14,076	3,630
Loss on extinguishment of debt, net	-	3,442	6,795	3,748
Income before income taxes excluding land-related charges and loss on extinguishment of debt, net (1)	$103,719	$81,250	$340,624	$197,239

(1) Income before income taxes excluding land-related charges and loss on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

Hovnanian Enterprises, Inc.
October 31, 2022
Gross margin
(In thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Sale of homes	$866,611	$779,551	$2,840,454	$2,673,710
Cost of sales, excluding interest expense and land charges (1)	656,805	602,097	2,131,208	2,091,016
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	209,806	177,454	709,246	582,694
Cost of sales interest expense, excluding land sales interest expense	27,343	25,939	85,198	82,181
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	182,463	151,515	624,048	500,513
Land charges	12,239	363	14,076	3,630
Homebuilding gross margin	$170,224	$151,152	$609,972	$496,883

Homebuilding gross margin percentage	19.6%	19.4%	21.5%	18.6%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	24.2%	22.8%	25.0%	21.8%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	21.1%	19.4%	22.0%	18.7%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Year Ended
	October 31,		October 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Land and lot sales	$15	$13,634	$16,202	$25,364
Cost of sales, excluding interest (1)	83	10,059	5,855	19,180
Land and lot sales gross margin, excluding interest and land charges	(68)	3,575	10,347	6,184
Land and lot sales interest expense	21	31	42	1,919
Land and lot sales gross margin, including interest	$(89)	$3,544	$10,305	$4,265

(1) Does not include cost associated with walking away from land options or inventory impairments which are recorded as Inventory impairments and land option write-offs in the Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
October 31, 2022
Reconciliation of adjusted EBITDA to net income
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Net income	$55,633	$52,480	$225,490	$607,817
Income tax provision (benefit)	35,847	24,965	94,263	(417,956)
Interest expense	39,265	38,520	132,583	161,816
EBIT (1)	130,745	115,965	452,336	351,677
Depreciation and amortization	1,448	1,189	5,457	5,280
EBITDA (2)	132,193	117,154	457,793	356,957
Inventory impairments and land option write-offs	12,239	363	14,076	3,630
Loss on extinguishment of debt, net	-	3,442	6,795	3,748
Adjusted EBITDA (3)	$144,432	$120,959	$478,664	$364,335

Interest incurred	$34,725	$33,006	$134,024	$155,514

Adjusted EBITDA to interest incurred	4.16	3.66	3.57	2.34

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and loss on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
October 31, 2022
Interest incurred, expensed and capitalized
(In thousands)

	Three Months Ended		Year Ended
	October 31,		October 31,
	2022	2021	2022	2021
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$64,140	$63,673	$58,159	$65,010
Plus: interest incurred	34,725	33,006	134,024	155,514
Less: interest expensed	(39,265)	(38,520)	(132,583)	(161,816)
Less: interest contributed to unconsolidated joint venture (1)	-	-	-	(3,667)
Plus: interest acquired from unconsolidated joint venture (2)	-	-	-	3,118
Interest capitalized at end of period (3)	$59,600	$58,159	$59,600	$58,159

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the company entered into in April 2021 during the year ended October 31, 2021. There was no impact to the Consolidated Statement of Operations as a result of this transaction.

(2) Represents capitalized interest which was included as part of the assets purchased from a joint venture the company exited out of in June 2021 during the year ended October 31, 2021. There was no impact to the Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	October 31,	October 31,
	2022	2021

ASSETS
Homebuilding:
Cash and cash equivalents	$326,198	$245,970
Restricted cash and cash equivalents	13,382	16,089
Inventories:
Sold and unsold homes and lots under development	1,058,183	1,019,541
Land and land options held for future development or sale	152,406	135,992
Consolidated inventory not owned	308,595	98,727
Total inventories	1,519,184	1,254,260
Investments in and advances to unconsolidated joint ventures	74,940	60,897
Receivables, deposits and notes, net	37,837	39,934
Property and equipment, net	25,819	18,736
Prepaid expenses and other assets	63,884	56,186
Total homebuilding	2,061,244	1,692,072

Financial services	155,993	202,758

Deferred tax assets, net	344,793	425,678
Total assets	$2,562,030	$2,320,508

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$144,805	$125,089
Accounts payable and other liabilities	439,952	426,381
Customers’ deposits	74,020	68,295
Liabilities from inventory not owned, net of debt issuance costs	202,492	62,762
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,146,547	1,248,373
Accrued interest	32,415	28,154
Total homebuilding	2,040,231	1,959,054

Financial services	135,581	182,219

Income taxes payable	3,167	3,851
Total liabilities	2,178,979	2,145,124

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at October 31, 2022 and October 31, 2021	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,159,886 shares at October 31, 2022 and 6,066,164 shares at October 31, 2021	62	61
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 733,374 shares at October 31, 2022 and 686,876 shares at October 31, 2021	7	7
Paid in capital - common stock	727,663	722,118
Accumulated deficit	(352,413)	(567,228)
Treasury stock - at cost – 782,901 shares of Class A common stock at October 31, 2022 and 470,430 shares at October 31, 2021; 27,669 shares of Class B common stock at October 31, 2022 and October 31, 2021	(127,582)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity	383,036	174,897
Noncontrolling interest in consolidated joint ventures	15	487
Total equity	383,051	175,384
Total liabilities and equity	$2,562,030	$2,320,508

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Years Ended October 31,
	2022	2021	2022	2021

Revenues:
Homebuilding:
Sale of homes	$866,611	$779,551	$2,840,454	$2,673,710
Land sales and other revenues	2,185	14,175	20,237	27,455
Total homebuilding	868,796	793,726	2,860,691	2,701,165
Financial services	17,992	20,622	61,540	81,692
Total revenues	886,788	814,348	2,922,231	2,782,857

Expenses:
Homebuilding:
Cost of sales, excluding interest	656,888	612,156	2,137,063	2,110,196
Cost of sales interest	27,364	25,970	85,240	84,100
Inventory impairments and land option write-offs	12,239	363	14,076	3,630
Total cost of sales	696,491	638,489	2,236,379	2,197,926
Selling, general and administrative	54,126	44,475	193,536	169,892
Total homebuilding expenses	750,617	682,964	2,429,915	2,367,818

Financial services	10,437	11,176	42,419	44,129
Corporate general and administrative	26,725	25,545	102,618	106,694
Other interest	11,901	12,550	47,343	77,716
Other expenses, net	742	507	2,421	1,740
Total expenses	800,422	732,742	2,624,716	2,598,097
Loss on extinguishment of debt, net	-	(3,442)	(6,795)	(3,748)
Income (loss) from unconsolidated joint ventures	5,114	(719)	29,033	8,849
Income before income taxes	91,480	77,445	319,753	189,861
State and federal income tax provision (benefit):
State	22,684	6,924	34,199	(82,348)
Federal	13,163	18,041	60,064	(335,608)
Total income taxes	35,847	24,965	94,263	(417,956)
Net income	55,633	52,480	225,490	607,817
Less: preferred stock dividends	2,668	-	10,675	-
Net income available to common stockholders	$52,965	$52,480	$214,815	$607,817

Per share data:
Basic:
Net income per common share	$7.55	$7.53	$30.31	$87.50
Weighted-average number of common shares outstanding	6,478	6,360	6,437	6,287
Assuming dilution:
Net income per common share	$7.24	$7.41	$29.00	$85.86
Weighted-average number of common shares outstanding	6,750	6,467	6,728	6,395

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast (2)
(DE, IL, MD, NJ, OH, PA, VA, WV)	Home	232	418	(44.5)%	618	527	17.3%	850	1,285	(33.9)%
	Dollars	$145,816	$245,121	(40.5)%	$363,260	$266,597	36.3%	$464,173	$675,031	(31.2)%
	Avg. Price	$628,517	$586,414	7.2%	$587,799	$505,877	16.2%	$546,086	$525,316	4.0%
Southeast
(FL, GA, SC)	Home	176	175	0.6%	248	194	27.8%	502	421	19.2%
	Dollars	$86,248	$97,285	(11.3)%	$123,378	$87,718	40.7%	$310,889	$221,425	40.4%
	Avg. Price	$490,045	$555,914	(11.8)%	$497,492	$452,155	10.0%	$619,301	$525,950	17.7%
West
(AZ, CA, TX)	Home	194	670	(71.0)%	733	982	(25.4)%	834	1,541	(45.9)%
	Dollars	$111,616	$317,986	(64.9)%	$379,973	$425,236	(10.6)%	$493,617	$742,250	(33.5)%
	Avg. Price	$575,340	$474,607	21.2%	$518,381	$433,031	19.7%	$591,867	$481,668	22.9%
Consolidated Total
	Home	602	1,263	(52.3)%	1,599	1,703	(6.1)%	2,186	3,247	(32.7)%
	Dollars	$343,680	$660,392	(48.0)%	$866,611	$779,551	11.2%	$1,268,679	$1,638,706	(22.6)%
	Avg. Price	$570,897	$522,876	9.2%	$541,971	$457,752	18.4%	$580,366	$504,683	15.0%
Unconsolidated Joint Ventures (2, 3)
(excluding KSA JV)	Home	101	126	(19.8)%	180	136	32.4%	311	375	(17.1)%
	Dollars	$69,190	$89,062	(22.3)%	$114,633	$81,351	40.9%	$235,777	$241,619	(2.4)%
	Avg. Price	$685,050	$706,841	(3.1)%	$636,850	$598,169	6.5%	$758,125	$644,317	17.7%
Grand Total
	Home	703	1,389	(49.4)%	1,779	1,839	(3.3)%	2,497	3,622	(31.1)%
	Dollars	$412,870	$749,454	(44.9)%	$981,244	$860,902	14.0%	$1,504,456	$1,880,325	(20.0)%
	Avg. Price	$587,296	$539,564	8.8%	$551,571	$468,136	17.8%	$602,505	$519,140	16.1%

KSA JV Only
	Home	4	247	(98.4)%	0	0	0.0%	2,213	1,913	15.7%
	Dollars	$606	$38,731	(98.4)%	$0	$0	0.0%	$347,420	$300,384	15.7%
	Avg. Price	$151,500	$156,806	(3.4)%	$0	$0	0.0%	$156,991	$157,022	0.0%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 14 homes and $7.4 million of contract backlog as of October 31, 2021 from unconsolidated joint ventures to the consolidated Northeast segment. This is related to our acquisition of the remaining assets and liabilities from one of our unconsolidated joint ventures which was dissolved during the fourth quarter of fiscal 2021.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Year Ended			Year Ended			Backlog
		October 31,			October 31,			October 31,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast (2)
(DE, IL, MD, NJ, OH, PA, VA, WV)	Home	1,460	1,862	(21.6)%	1,895	1,823	3.9%	850	1,285	(33.9)%
	Dollars	$857,240	$1,011,639	(15.3)%	$1,068,098	$854,175	25.0%	$464,173	$675,031	(31.2)%
	Avg. Price	$587,151	$543,308	8.1%	$563,640	$468,555	20.3%	$546,086	$525,316	4.0%
Southeast
(FL, GA, SC)	Home	731	662	10.4%	650	602	8.0%	502	421	19.2%
	Dollars	$412,975	$320,485	28.9%	$323,511	$276,207	17.1%	$310,889	$221,425	40.4%
	Avg. Price	$564,945	$484,118	16.7%	$497,709	$458,816	8.5%	$619,301	$525,950	17.7%
West
(AZ, CA, TX)	Home	2,286	3,499	(34.7)%	2,993	3,779	(20.8)%	834	1,541	(45.9)%
	Dollars	$1,200,211	$1,555,468	(22.8)%	$1,448,845	$1,543,328	(6.1)%	$493,617	$742,250	(33.5)%
	Avg. Price	$525,027	$444,546	18.1%	$484,078	$408,396	18.5%	$591,867	$481,668	22.9%
Consolidated Total
	Home	4,477	6,023	(25.7)%	5,538	6,204	(10.7)%	2,186	3,247	(32.7)%
	Dollars	$2,470,426	$2,887,592	(14.4)%	$2,840,454	$2,673,710	6.2%	$1,268,679	$1,638,706	(22.6)%
	Avg. Price	$551,804	$479,428	15.1%	$512,902	$430,966	19.0%	$580,366	$504,683	15.0%
Unconsolidated Joint Ventures (2, 3)
(excluding KSA JV)	Home	488	664	(26.5)%	552	589	(6.3)%	311	375	(17.1)%
	Dollars	$337,775	$407,886	(17.2)%	$343,617	$345,793	(0.6)%	$235,777	$241,619	(2.4)%
	Avg. Price	$692,162	$614,286	12.7%	$622,495	$587,085	6.0%	$758,125	$644,317	17.7%
Grand Total
	Home	4,965	6,687	(25.8)%	6,090	6,793	(10.3)%	2,497	3,622	(31.1)%
	Dollars	$2,808,201	$3,295,478	(14.8)%	$3,184,071	$3,019,503	5.5%	$1,504,456	$1,880,325	(20.0)%
	Avg. Price	$565,599	$492,819	14.8%	$522,836	$444,502	17.6%	$602,505	$519,140	16.1%

KSA JV Only
	Home	300	821	(63.5)%	0	0	0.0%	2,213	1,913	15.7%
	Dollars	$47,036	$128,711	(63.5)%	$0	$0	0.0%	$347,420	$300,384	15.7%
	Avg. Price	$156,787	$156,773	0.0%	$0	$0	0.0%	$156,991	$157,022	0.0%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 14 homes and $7.4 million of contract backlog as of October 31, 2021 from unconsolidated joint ventures to the consolidated Northeast segment. This is related to our acquisition of the remaining assets and liabilities from one of our unconsolidated joint ventures which was dissolved during the fourth quarter of fiscal 2021.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		October 31,			October 31,			October 31,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast (2)
Unconsolidated Joint Ventures	Home	67	64	4.7%	81	55	47.3%	172	126	36.5%
(Excluding KSA JV)	Dollars	$46,714	$47,497	(1.6)%	$55,740	$41,328	34.9%	$125,004	$86,797	44.0%
(DE, IL, MD, NJ, OH, PA, VA, WV)	Avg. Price	$697,224	$742,141	(6.1)%	$688,148	$751,418	(8.4)%	$726,767	$688,865	5.5%
Southeast
(Unconsolidated Joint Ventures)	Home	31	45	(31.1)%	67	65	3.1%	129	211	(38.9)%
(FL, GA, SC)	Dollars	$20,693	$33,563	(38.3)%	$41,979	$33,699	24.6%	$105,428	$137,771	(23.5)%
	Avg. Price	$667,516	$745,844	(10.5)%	$626,552	$518,446	20.9%	$817,271	$652,943	25.2%
West
(Unconsolidated Joint Ventures)	Home	3	17	(82.4)%	32	16	100.0%	10	38	(73.7)%
(AZ, CA, TX)	Dollars	$1,782	$8,001	(77.7)%	$16,914	$6,324	167.5%	$5,345	$17,051	(68.7)%
	Avg. Price	$594,000	$470,647	26.2%	$528,563	$395,250	33.7%	$534,500	$448,711	19.1%
Unconsolidated Joint Ventures (2, 3)
(Excluding KSA JV)	Home	101	126	(19.8)%	180	136	32.4%	311	375	(17.1)%
	Dollars	$69,190	$89,062	(22.3)%	$114,633	$81,351	40.9%	$235,777	$241,619	(2.4)%
	Avg. Price	$685,050	$706,841	(3.1)%	$636,850	$598,169	6.5%	$758,125	$644,317	17.7%

KSA JV Only
	Home	4	247	(98.4)%	0	0	0.0%	2,213	1,913	15.7%
	Dollars	$606	$38,731	(98.4)%	$0	$0	0.0%	$347,420	$300,384	15.7%
	Avg. Price	$151,500	$156,806	(3.4)%	$0	$0	0.0%	$156,991	$157,022	0.0%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 14 homes and $7.4 million of contract backlog as of October 31, 2021 from unconsolidated joint ventures to the consolidated Northeast segment. This is related to our acquisition of the remaining assets and liabilities from one of our unconsolidated joint ventures which was dissolved during the fourth quarter of fiscal 2021.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Year Ended			Year Ended			Backlog
		October 31,			October 31,			October 31,
		2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	255	192	32.8%	209	211	(0.9)%	172	126	36.5%
(Excluding KSA JV)	Dollars	$181,777	$152,402	19.3%	$143,571	$162,140	(11.5)%	$125,004	$86,797	44.0%
(DE, IL, MD, NJ, OH, PA, VA, WV)	Avg. Price	$712,851	$793,760	(10.2)%	$686,943	$768,436	(10.6)%	$726,767	$688,865	5.5%
Southeast
(Unconsolidated Joint Ventures)	Home	160	381	(58.0)%	242	256	(5.5)%	129	211	(38.9)%
(FL, GA, SC)	Dollars	$117,800	$216,513	(45.6)%	$150,143	$127,093	18.1%	$105,428	$137,771	(23.5)%
	Avg. Price	$736,250	$568,276	29.6%	$620,426	$496,457	25.0%	$817,271	$652,943	25.2%
West
(Unconsolidated Joint Ventures)	Home	73	91	(19.8)%	101	122	(17.2)%	10	38	(73.7)%
(AZ, CA, TX)	Dollars	$38,198	$38,971	(2.0)%	$49,903	$56,560	(11.8)%	$5,345	$17,051	(68.7)%
	Avg. Price	$523,260	$428,253	22.2%	$494,089	$463,607	6.6%	$534,500	$448,711	19.1%
Unconsolidated Joint Ventures (2, 3)
(Excluding KSA JV)	Home	488	664	(26.5)%	552	589	(6.3)%	311	375	(17.1)%
	Dollars	$337,775	$407,886	(17.2)%	$343,617	$345,793	(0.6)%	$235,777	$241,619	(2.4)%
	Avg. Price	$692,162	$614,286	12.7%	$622,495	$587,085	6.0%	$758,125	$644,317	17.7%

KSA JV Only
	Home	300	821	(63.5)%	0	0	0.0%	2,213	1,913	15.7%
	Dollars	$47,036	$128,711	(63.5)%	$0	$0	0.0%	$347,420	$300,384	15.7%
	Avg. Price	$156,787	$156,773	0.0%	$0	$0	0.0%	$156,991	$157,022	0.0%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 14 homes and $7.4 million of contract backlog as of October 31, 2021 from unconsolidated joint ventures to the consolidated Northeast segment. This is related to our acquisition of the remaining assets and liabilities from one of our unconsolidated joint ventures which was dissolved during the fourth quarter of fiscal 2021.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.